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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
CANNON EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cannon Express, Inc.
1457 East Robinson Avenue
Springdale, Arkansas 72765

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 19, 2002

To the Stockholders of Cannon Express, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Cannon Express, Inc., a Delaware corporation (the "Company"), will be held at the corporate office of the Company, 1383 East Robinson Avenue, Springdale, Arkansas, on November 19, 2002, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect four directors to serve for the ensuing year; and

  2.
  To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Record Date

        Only stockholders of record at the close of business on October 25, 2002, will be entitled to vote at the Annual Meeting and any adjournment thereof.

        The Company's Proxy Statement and Annual Report for the fiscal year ended June 30, 2002 are submitted herewith.

By Order of the Board of Directors
/s/ Dean G. Cannon
DEAN G. CANNON Chairman

Springdale, Arkansas
October 31, 2002

YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.

Cannon Express, Inc.
1457 East Robinson Avenue
Springdale, Arkansas 72765

Proxy Statement for Annual Meeting of Stockholders
To Be Held November 19, 2002 and Adjournments

SOLICITATION AND REVOCABILITY OF PROXIES

        The enclosed proxy, for use only at the annual meeting of Stockholders to be held at the corporate office of Cannon Express, Inc. (the "Company"), 1383 East Robinson Avenue, Springdale, Arkansas, on Tuesday, November 19, 2002, at 10:00 A.M., local time, and any adjournment thereof, is solicited on behalf of the Board of Directors of Cannon Express, Inc. (the "Company"). The meeting will be held for purposes set forth in the notice of such meeting on the cover page hereof. Such solicitation is being made primarily by mail, but may also be made in person or by telephone or telegraph by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

        Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by giving written notice to Duane Wormington, Secretary of the Company. A proxy may also be revoked by the execution of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented by properly executed proxies will be voted. Where a stockholder has specified a choice with respect to any matter to be acted upon at the meeting, such shares will be voted in accordance with the stockholder's wishes.

        The approximate date this Proxy Statement is first being mailed to stockholders is October 31, 2002.

OUTSTANDING STOCK AND VOTING RIGHTS

        At the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock, $.01 par value ("Common Stock"), owned of record at the close of business on October 25, 2002. The outstanding stock of the Company as of the record date totaled 3,205,276 shares of Common Stock. Votes may be cast in person or by proxy. The stock transfer books of the Company will not be closed.

        The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the director nominees while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant the proxy authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) in the space provided on the form of proxy. If you checked the box marked "WITHHOLD" your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against a director but will be counted for quorum purposes.

        Although shares represented by proxies containing abstentions or indicating broker non-votes will be considered as present at the meeting for purposes of determining the presence of a quorum, abstentions and broker non-votes will not otherwise be counted on any matters submitted to a vote at the meeting.

ITEM 1
ELECTION OF DIRECTORS

Nominees

        The Company's Certificate of Incorporation provides that the number of directors constituting the Board of Directors shall be not less than two nor more than ten, as determined by the Board of Directors. The Board's size is currently set at four members. The Company's directors each serve for a term of one year and until their successors shall be elected and qualified. The following slate of four nominees has been chosen by the Board of Directors, and the Board recommends that each be elected.

Name	Age	Experience
Dean G. Cannon	61	Chairman of the Board of the Company. President and Chief Executive Officer of the Company from its inception in 1981 through September 2002. A director of the Company since 1981.
Rose Marie Cannon	61	Served as Secretary and Treasurer of the Company from its inception in 1981 through September 2002. A director of the Company since 1981.
Glenn E. Kelley	39	Attorney with the Kelley Law Firm in Rogers, Arkansas. In private practice of law since 1987, with primary emphasis on commercial transactions, commercial litigation, and employment matters.
Sam F. Fiser	53	Partner of S.F. Fiser & Company, a regional accounting firm headquartered in Springdale, Arkansas. Member of the American Institute of Certified Public Accountants, the Arkansas Society of Certified Public Accountants, and former chairman of the Arkansas Savings and Loan Board.

        Each of the foregoing nominees is currently serving as a director of the Company and was elected at the Company's last Annual Meeting. Each nominee has been employed as described above for at least the past five years. Rose Marie Cannon is the wife of Dean G. Cannon; there are no other family relationships among the foregoing nominees. By reason of their ownership, directly and beneficially, of shares of the Company's Common Stock, Dean G. Cannon and Rose Marie Cannon are each deemed to be a control person of the Company. None of the companies or organizations listed opposite the name of any director above is a parent, subsidiary or affiliate of the Company.

        Unless otherwise designated, the enclosed proxy will be voted "FOR" the election of the foregoing nominees as directors. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the persons named as proxies shall have the authority to vote for the election of any other person.

Meetings and Committees

        The Board of Directors held five meetings in the fiscal year ended June 30, 2002. All current directors attended at least 75% of the meetings of the Board of Directors and the meetings of the Committees of the Board of which they were members during that period.

        The Board maintains a standing Audit Committee; Sam F. Fiser and Glenn E. Kelley are its members. The Audit Committee is charged with reviewing the scope of the Company's audit and the engagement of its independent auditors and such auditors' reports. The Audit Committee also meets with the Company's financial staff to review accounting procedures and reports, and performs such additional duties as may be specifically assigned from time to time by the Board. The Audit Committee held one meeting during the fiscal year.

        The Company has a Compensation Committee which recommends to the Board of Directors all salaries and bonuses for officers of the Company and reviews all significant changes in compensation arrangements. The Company also expects the Compensation Committee to administer the Company's employee benefit plans. Members of the Compensation Committee are Sam F. Fiser and Glenn E. Kelley. The Compensation Committee held one meeting during the fiscal year. See "Executive Compensation."

        The Company does not have a standing nominating committee. The Board nominates persons to stand for election as directors. The Board will consider suggestions for names of possible future nominees made in writing by stockholders and sent to the Secretary of the Company so that they are received on or before June 30 in any year.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of October 10, 2002, the beneficial ownership of the Company's outstanding Common Stock by each of the Company's directors, each executive officer listed in the Summary Compensation Table, all directors and officers of the Company as a group, and each person other than a director known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock.

	Common Stock(1)
Directors and Officers	Number of Shares Owned Beneficially		Percent of Class Owned Beneficially
Dean G. Cannon	1,934,486	(2)	60.0%
Rose Marie Cannon	1,934,486	(2)	60.0%
Glenn E. Kelley	0		*
Sam F. Fiser	0		*
Duane Wormington	0		*
Bruce W. Jones	500,000	(4)	13.0%
All directors and officers as a group (5 Persons)	1,934,486		65.7%
CFOex, Inc. 401 Henley Street, Suite 300 Mezzanine Knoxville, TN 37902	500,000	(5)	13.0%
Alice L. Walton 10587 Highway 281 South Mineral Wells, TX 76067	283,289		9.0%

*
Less than 1 percent
(1)
Based on 3,205,276 shares of Common Stock outstanding as of October 10, 2002.
(2)
Includes 343,150 shares owned of record by Rose Marie Cannon, his wife, and 1,248,186 shares held jointly by Dean G. and Rose Marie Cannon. The address of Mr. Cannon is 1457 East Robinson Avenue, Springdale, Arkansas 72765.
(3)
Includes 343,150 shares owned of record by Dean G. Cannon, her husband, and 1,248,186 shares held jointly by Dean G. and Rose Marie Cannon. The address of Mrs. Cannon is 1457 East Robinson Avenue, Springdale, Arkansas 72765.
(4)
Includes 500,000 shares which may be acquired pursuant to currently exercisable stock options held by CFOex, Inc. of which Mr. Jones is the President and sole stockholder.
(5)
Includes 500,000 shares which may be acquired pursuant to stock options currently exercisable.

EXECUTIVE OFFICERS

        Bruce W. Jones, age 53, was appointed Chief Executive Officer of the Company in August, 2002. Mr. Jones is also President of CFOex, Inc., a consulting company providing financial and management services to the transportation industry. See "Management Contract" below. Prior to forming CFOex, Inc., Mr. Jones served as the Managing Director of a transportation merger & acquisition firm. Associated with the transportation industry since 1976, Mr. Jones is the former CFO of two publicly traded truckload carriers including J.B. Hunt Transport Services. He was the Corporate Controller & Treasurer of Schneider National, has served on numerous Boards of Directors and spoken at industry meetings on the topics of finance, business valuations, and M&A transactions.

        Calvin Turner, age 43, was appointed President of the Company in August, 2002. Mr. Turner has been Vice President/Managing Director of CFOex, Inc. since October of 2001. He was Executive Vice President for Alabama Motor Express, Inc., in Ashford, Alabama from 1997 until 2001. Mr. Turner was President of Summerford Truck Line, Inc., in Ashford, Alabama until the Company was sold to Alabama Motor Express, Inc. in 1997.

        James T. Schnoes, age 43, was appointed Treasurer in August, 2002 and also serves as Vice President of CFOex, Inc. In prior years, Mr. Schnoes served as the Chief Financial Officer of Clicklogistics, Inc. (f/k/a Cardinal Logistics, Inc.) from April 2000 to November 2001 and Charger, Inc. from November 1998 to April 2000. Mr. Schnoes served J.B. Hunt Transport, Inc. from 1988 to 1996 departing that company as Senior Vice President, Finance and Treasurer. He is a Financial Administration graduate of Michigan State University in East Lansing, Michigan.

        Duane Wormington, age 44, serves as Secretary and Vice President of Finance. Mr. Wormington has served as Vice President of Finance of the Company since 1987 and was appointed Secretary in August, 2002. Mr. Wormington is a graduate of Southwest Baptist University in Bolivar, Missouri, and is a Certified Public Accountant.

MANAGEMENT CONTRACT

        On August 17, 2002, the Company executed a contract with CFOex, Inc. ("CFOex") to retain CFOex as its exclusive financial advisor. The contract has an initial term of one year, with a six-month renewal period. Under the terms of the contract, CFOex will conduct a needs and situational assessment to address the Company's operational and financial challenges. In addition, CFOex, Inc. is using its best efforts to address the Company's financing needs and to assist the Company in determining the strategic direction it should take. Their goals require putting an interim team of managers in place to operate the Company for the initial term of the contract. In order to implement the terms of the contract, Bruce W. Jones, Calvin Turner, and James T. Schnoes, have been appointed to certain offices of the Company.

EXECUTIVE COMPENSATION

General

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of the compensation Committee are Sam F. Fiser and Glenn E. Kelley, both non-employee directors of the Company. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the full board, except for decisions regarding awards under the Company's Incentive Stock Option Plan (the "Plan"), which must be made solely by the Committee in order for the grants to satisfy Exchange Act Rule 16b-3.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policy

        The overall compensation policy of the Company is to maximize shareholder return by combining annual and long-term compensation to executives. The Committee seeks to provide annual compensation which motivates executives by recognizing and rewarding individual initiative and achievement. Long-term compensation to executives is based on stock ownership by management.

Compensation Elements

        The following alternatives were available to the Committee as compensation elements during fiscal 2002: base salary, annual cash bonuses for fiscal 2002, and stock options granted under the Company's Plan. Compensation paid during fiscal 2002 reflected the Committee's emphasis on determining pay on an individualized basis.

        Base Salary.    Executive's base salaries are initially determined with reference to comparable base salaries of others in the Company's industry. Subjective measures of performance include a review of each executive's past and anticipated level of performance. The Committee does not attempt to relate executive salaries to objective performance-related criteria.

        Cash Bonuses.    The Compensation Committee determines on an annual basis whether to award cash bonuses to executives. While no general bonus program existed during fiscal 2002, the Compensation Committee may elect to award bonuses to reward individual contributions. Bonuses are awarded by the Compensation Committee based on subjective criteria, such as a review of the executive's past and anticipated performance. The Committee does not attempt to relate bonuses to objective performance-related criteria.

        Stock Options.    The Company's long-term incentive program is based on the Company's Plan, which was approved by shareholders in 2001. Upon selection by the Compensation Committee, the company's key employees are eligible to participate in the Plan. In determining whether to grant options, the Committee reviews the options previously granted and exercised under the Plan, the Company's performance as determined in the market price of its stock, individual performance and potential contribution to the Company and the perceived need of providing additional long-term incentive to key executives. Based on these criteria, no options to acquire shares of the Company's Common Stock were granted to executive officers during fiscal 2002.

CEO Compensation

        The compensation Committee's general approach in setting Mr. Cannon's target annual compensation is to seek to be competitive with other companies of a similar size in the Company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value. In setting Mr. Cannon's cash compensation, the Committee reviewed the compensation of chief executive officers of other companies in the industry. The Committee targeted Mr. Cannon's cash compensation to fall within the range of such amounts.

Conclusion

        The Company believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholders' interest. The Compensation

Committee believes that compensation levels during fiscal 2002 adequately reflect the Company's compensation goals and policies.

Cannon Express, Inc. Compensation Committee
/s/ Sam F. Fiser /s/ Glenn E. Kelley
Sam F. Fiser Glenn E. Kelley

Summary Compensation Table

        The following table sets forth certain summary information concerning the compensation paid by the Company to its Chief Executive Officer and its other officers whose aggregate remuneration exceeded $100,000 during the fiscal years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus	Securities Underlying Options	All Other Compensation
Dean G. Cannon	2002	$313,831	(1)	-0-	-0-	-0-
Chairman, President, and Chief	2001	455,077	(1)	-0-	-0-	-0-
Executive Officer	2000	210,016	(1)	240,000	-0-	-0-
Duane Wormington	2002	142,632		-0-	-0-	-0-
Vice President of Finance	2001	142,570		-0-	-0-	-0-
	2000	139,241		-0-	-0-	-0-

(1)
Includes cash and non-cash compensation earned and received.

Compensation of Directors

        The Company pays each of its outside directors $200 per meeting attended for both Board and committee meetings. The Company does not pay annual fees to the directors. Members of the Board who also serve as officers of the Company are not compensated for their services as directors.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Company's Board of Directors is composed of two independent directors. The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. (the "NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present will be held at least once each year, but generally more frequently.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

Cannon Express, Inc. Audit Committee
/s/ Sam F. Fiser /s/ Glenn E. Kelley
Sam F. Fiser Glenn E. Kelley

INDEPENDENT AUDITORS

        Tullius, Taylor, Sartain & Sartain LLP, certified public accountants, served as independent auditors for the Company for the year ended June 30, 2002. The Board of Directors has selected Tullius, Taylor, Sartain & Sartain LLP to serve as the independent auditors of the Company for the current fiscal year. A representative of Tullius, Taylor, Sartain & Sartain is expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

Accounting Fees

        During fiscal year 2002, the Company retained its principal auditor, Tullius, Taylor, Sartain & Sartain LLP, to provide services in the following categories and amounts:

Audit fees and quarterly reviews	$33,000
Financial Information Systems Design and Implementation	$0
All other fees	$14,000

The Audit Committee does not believe that the non-audit services provided by the Company's principal accountants compromises its independence.

COMPANY PERFORMANCE

        The following graph sets forth the cumulative total shareholder return to the Company's shareholders during the six-year period ended June 30, 2002 as well as an overall stock market index (AMEX Market Index) and a published industry index (NASDAQ Transportation Index).

CERTAIN TRANSACTIONS

        The Company leases its offices from Dean G. Cannon and Rose Marie Cannon pursuant to a written lease entered into and effective as of September 1, 1986. The lease has an initial term of 12 months and provides for monthly payments of $6,000, and is on terms no less favorable to the Company as could be obtained from an independent third party. Mr. and Mrs. Cannon also have the use of a Company-owned Chevrolet Suburban.

        All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be reviewed and approved by a majority of the disinterested directors of the Company's Board, or a committee thereof, and will be on terms and conditions no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16 REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it with respect to fiscal 2002, or written representations from certain reporting persons, the Company believes that each such person has timely complied with all filing requirements.

VOTING PROCEDURES

        Nominees for the Board of Directors of the Company will be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Stockholder votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, Continental Stock Transfer & Trust Company and the Company's inspector of elections, and the results will be announced by the inspector of elections at the Annual Meeting.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company on or before June 29, 2002, in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

ADDITIONAL INFORMATION AVAILABLE

        Upon written request, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2002, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to President, 1457 Robinson, PO Box 364, Springdale, Arkansas 72765.

OTHER MATTERS

        So far as now known, there is no business other than that described above to be presented to the stockholders for action at the Annual Meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

        STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
/s/ Dean G. Cannon
DEAN G. CANNON Chairman

October 31, 2002

CANNON EXPRESS, INC.
PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 19, 2002

        The undersigned hereby constitute(s) and appoint(s) Dean G. Cannon and Rose Marie Cannon as Proxies, each with the power to appoint his substitute, and hereby authorizes the Proxies, or either of them, to represent and vote as designated on this proxy card all of the shares of common stock of Cannon Express, Inc. held of record by the undersigned on October 25, 2002, at the Annual Meeting of Stockholders to be held on November 19, 2002, and any adjournment thereof.

Election of Directors

Nominees:    Dean G. Cannon, Rose Marie Cannon, Sam F. Fiser, Glenn E. Kelley

Please mark your votes as in this example [X].

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors.

1.	Election of Directors FOR WITHHOLD ☐ ☐
FOR, except vote withheld from the following nominee(s):

2.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.
Change of Address, show at left.

        Please sign exactly as name appears hereon. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date

Signature (If jointly held)	Date

QuickLinks

Proxy Statement for Annual Meeting of Stockholders To Be Held November 19, 2002 and Adjournments SOLICITATION AND REVOCABILITY OF PROXIES
OUTSTANDING STOCK AND VOTING RIGHTS
ITEM 1 ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
MANAGEMENT CONTRACT
EXECUTIVE COMPENSATION
Summary Compensation Table
SUMMARY COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
COMPANY PERFORMANCE
CERTAIN TRANSACTIONS
SECTION 16 REQUIREMENTS
VOTING PROCEDURES
STOCKHOLDER PROPOSALS
ADDITIONAL INFORMATION AVAILABLE
OTHER MATTERS
CANNON EXPRESS, INC. PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 19, 2002